Exhibit 10.3


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, entered into as of the 1st day of December 1998, by and between Atlantic Financial Corp., a Virginia corporation, (the "Corporation"), and Wenifred O. Pearce (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Corporation desires to retain the services of Executive on the terms and conditions set forth herein and, for purpose of effecting the same, the Board of Directors of the Corporation has approved this Employment Agreement and authorized its execution and delivery on the Corporation's behalf to the Executive; and

         WHEREAS, the Executive is presently the duly elected and acting Vice Chairman and Chief Operating Officer of the Corporation and, as such, is a key executive officer of the Corporation whose continued dedication, availability, advice and counsel to the Corporation is deemed important to the Board of Directors of the Corporation, the Corporation and its stockholders;

         WHEREAS, the services of the Executive, his experience and knowledge of the affairs of the Corporation, and his reputation and contacts in the industry are extremely valuable to the Corporation; and

         WHEREAS,   the   Corporation   wishes  to  attract   and  retain   such
well-qualified executives and it is in the best interests of the Corporation and of the Executive to secure the continued services of the Executive; and

         WHEREAS, the Corporation considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Corporation and its stockholders;

         NOW, THEREFORE, to assure the Corporation of the Executive's continued dedication, the availability of his advice and counsel to the Board of Directors of the Corporation, and to induce the Executive to remain and continue in the employ of the Corporation and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Corporation and the Executive hereby agrees as follows:

         1. EMPLOYMENT: The Corporation agrees to, and does hereby, employ Executive, and Executive agrees to, and does hereby, accept such employment, for the period beginning as of the date hereof and ending on November 30, 2003, which period of employment may be extended or terminated only upon the terms and conditions hereinafter set forth.

         2. RENEWAL TERM: This Agreement shall be extended for an additional year annually following the original term unless either party notifies the other in writing at least fifteen (15) months prior to the end of the original term, or the end of any additional one-year term, that the Agreement shall not be extended beyond its current term.

         3. EXECUTIVE DUTIES: The Executive agrees to accept and perform the managerial duties and responsibilities of director, Vice Chairman and Chief Operating Officer of the Corporation and agrees to devote his time and attention on a full-time basis to the discharge of such duties and responsibilities of an executive nature as may be assigned him by the Board of Directors of the Corporation or the Chief Executive Officer, including , subject to the authority of the Chief Executive Officer, primary responsibility for all non-interest income activities, human resources and personnel (provided that the Executive shall not hire or discharge any officer of the Corporation without the prior approval of the Chief Executive Officer) and strategic planning (including budgeting, expansion, branch locations and branch acquisitions). As Vice Chairman and Chief Operating Officer, the Executive shall have the duties set forth for such officer in the Corporation's Bylaws. The Executive also shall serve as a director and as Vice Chairman of the Bank of Franklin or its successor. The Executive may accept any elective or appointed positions or offices with any duly recognized associations or organizations whose activities or purposes are closely related to the banking business or purposes are closely related to the banking business or service to which would generate good will for the Corporation and its subsidiaries.

         4. COMPENSATION: (a) The Corporation agrees to pay Executive, and Executive agrees to accept, as compensation for all services rendered by him to the Corporation during the period of his employment under this Agreement, base salary at the annual rate of One Hundred Fifty Thousand Dollars ($150,000.00), which shall be payable in monthly, semi-monthly or bi-weekly installments in conformity with Corporation's policy relating to salaried employees. On or before the first anniversary of this Agreement and for each year thereafter, the Corporation agrees to review the Executive's base salary and to consider implementing increases to such base salary as may be warranted based upon the performance of the Executive and the performance of the Corporation and comparable data related to similarly sized institutions as may be available; however, such base salary shall not be reduced below the previous year's base salary without the specific written agreement by the Executive.

         (b) Executive shall receive only such bonuses as the Board of Directors, in its discretion, decides to pay to Executive.

         (c) The Executive shall be entitled to four weeks vacation which shall be without loss of pay. Attendance at meetings or conventions of banking associations or organizations shall not be charged against the Executive's annual vacation entitlement.

         (d) The Executive shall be paid all normal directors' fees, other than committee meeting fees, for service on the Board of Directors of the Corporation, and shall not be paid any fees in connection with service as a director of any subsidiary of the Corporation unless otherwise determined by the Board of Directors of the Corporation.

         (e) On or before August 1, 2001, the Corporation shall grant the Executive an option to purchase under the Corporation's 1998 Incentive Plan common stock of the Corporation with a fair market value at the time of grant equal to One Hundred Sixty-Seven Percent (167%) of the Executive's annual salary at the date of grant at a per share exercise price which does not exceed 100% (or any higher amount required under IRC Section 422) of the fair market value per share of such common stock at the date of grant. Such option shall be an incentive stock option and shall vest as rapidly as is consistent with incentive stock option treatment. In addition, the Executive shall be considered for stock option grants whenever the Corporation's Chief Executive Officer is considered and the stock option to be granted to the Executive pursuant to this Section 4(e) shall be disregarded when the Executive is so considered for additional stock option grants.

         (f) The Salary Continuation Plan Agreement provided by The Bank of Franklin for the Executive's benefit will be continued as specified under the terms of such Agreement, except as otherwise agreed in writing by the Executive.

         (g) The Corporation will pay the Executive's country club initiation fee and dues on such basis as may be determined by the Board of Directors of the Corporation from time to time.

         (h) During the term of this Agreement, the Corporation shall provide the Executive with an appropriate automobile as determined by the Board of Directors of the Corporation.

         (i) If the Executive moves his personal residence to the Newport News, Virginia area, the Corporation will pay all reasonable expenses incurred by Executive in connection with such move, including reimbursement of any reasonable and customary real estate commission incurred in connection with the sale of his present personal residence.

         5. PARTICIPATION IN BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES AND MOVING EXPENSES: (a) During the term of employment under this Agreement, Executive shall be entitled to participate in any pension, group insurance, hospitalization, deferred compensation or other benefit, bonus or incentive plans of the Corporation presently in effect (including, without limitation, the Corporation's stock option plans) or hereafter adopted by the Corporation and generally available to any employees of senior executive status, and, additionally, Executive shall be entitled to have the use of Corporation's facilities and executive benefits as are customarily made available by the Corporation to its executive officers.

         (b) The Corporation shall promptly reimburse the Executive, upon presentation of adequate substantiation, including receipts, for the reasonable travel, entertainment, lodging and other business expenses incurred by the Executive, including, without limitation, those expenses incurred by the Executive and his spouse in attending trade and professional association conventions, meetings and other related functions attended by other bank executives and their spouses.

         6. ILLNESS: In the event Executive is unable to perform his duties under this Agreement on a full-time basis for the greater of ninety (90) consecutive calendar days or the longest waiting period under any long term disability insurance contract or program provided to him as an employee as a result of incapacity due to mental or physical illness or disability as determined by a physician selected by the Corporation, the Corporation may terminate this Agreement without further or additional compensation payment being due the Executive from the Corporation pursuant to this Agreement, except benefits accrued through the date of such termination under employee benefit plans of the Corporation. These benefits shall include long-term disability and other insurance or other benefits then regularly provided by the Corporation to disabled employees, as well as any other insurance benefits so provided.

         7. DEATH: In the event of Executive's death during the term of this Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall be paid Executive's salary from the Corporation at the rate in effect at the time of Executive's death for a period of three (3) months from the date of Executive's death.

         8. TERMINATION WITHOUT CAUSE/RESIGNATION FOR GOOD REASON: (a) Notwithstanding the provisions of Section 1 hereof, the Board of Directors of the Corporation may, without Cause (as hereafter defined), terminate the Executive's employment under this Agreement at any time in any lawful manner by giving not less than thirty (30) days written notice to the Executive. The Executive may resign for Good Reason (as hereafter defined) at any time by giving not less than thirty (30) days written notice to the Corporation. If the Corporation terminates the Executive's employment without Cause or the Executive resigns for Good Reason before or after a Change of Control (as hereafter defined), then in either event:

                (i) The Executive shall be paid for the remainder of the then current term of this Agreement or for a period of one year from the date of termination, whichever is greater, at such times as payment was theretofore made, the salary required under Section 4(a) that the Executive would have been entitled to receive during the remainder of the then current term of this Agreement had such termination not occurred (and the Corporation shall continue such payments to Executive's estate if Executive dies before all such payments have been made); and

                (ii) The Corporation shall maintain in full force and effect for the continued benefit of the Executive for the remainder of the then current term of this Agreement, all employee benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to such termination, provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that Executive's participation in any such plan or program is barred, the Corporation shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and program.

         (b) Notwithstanding the foregoing, all such payments and benefits under Section 8(a) otherwise continuing for periods after the Executive's termination of employment shall cease to be paid, and the Corporation shall have no further obligation due with respect thereto, in the event the Executive engages in "Competition" or makes any "Unauthorized Disclosure of Confidential Information". For purposes hereof:

                (i) "Competition" means the Executive's engaging during the one (1) year period following termination of employment, without the written consent of the Board of Directors of the Corporation or a person authorized thereby, in an activity as an officer, a director, an employee, a partner, a more than one percent shareholder or other owner, an agent, a consultant, or any other individual or representative capacity (unless the Executive's duties, responsibilities and activities, including supervisory activities, for or on behalf of such activity, are not related in any way to such competitive activity) if it involves:

                        (A) engaging in, or entering into services or providing advice pertaining to, any banking, lending or other financial activity that the Corporation or any of its affiliates actively engages in within five
(5) miles of any branch of the Corporation or any of its subsidiaries at the time of Executive's termination of employment, or

                        (B) soliciting or contacting, either directly or indirectly, any of the customers or clients of the Corporation or any of its affiliates for the purpose of competing with the products or services provided by the Corporation or any of its affiliates, or

                        (C)     employing  or  soliciting   for  employment  any
employees of the Corporation or any of its affiliates.

                (ii) "Unauthorized Disclosure of Confidential Information" means the disclosure of information in violation of Section 19 of this Agreement.

         (c)    For purposes of this Agreement, "Good Reason" shall mean:

                (i) Prior to a Change of Control (as hereafter defined) the assignment of duties to the Executive by the Corporation which (A) are materially  different  from the  Executive's  duties on the date hereof,  or (B)
result in the Executive having significantly less authority and/or responsibility than he has on the date hereof, without his express written consent;

                (ii) After a Change of Control (as hereafter defined) the assignment of a title or duties that are not commensurate with Executive's seniority and experience;

                (iii) A reduction by the Corporation of the Executive's base salary, as the same may have been increased from time to time;

                (iv) The failure of the Corporation to provide the Executive with substantially the same fringe benefits (including paid vacations) that were provided to him immediately prior to the date hereof;

                (v) The relocation of the Executive to any other primary place of employment which requires him to move his residence, without the Executive's express written consent to such relocation; or

                (vi) The failure of the Corporation to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in
Section 11(b) hereof;

                (vii) The failure of the shareholders of the Corporation to elect the Executive as a director of the Corporation; or

                (viii)  A material breach of this Agreement by the Corporation.

         (d) Resignation by the Executive for Good Reason shall be communicated by a written Notice of Resignation to the Corporation. A "Notice of Resignation" shall mean a notice which shall indicate the specific provision(s) in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for a resignation for Good Reason.

         (e) If within thirty (30) days after any Notice of Resignation is given the Corporation notifies the Executive that a dispute exists concerning the resignation for Good Reason and that it is requesting arbitration pursuant to Section 18, the Corporation shall continue to pay the Executive his full salary and benefits as described in Sections 4(a) and 5(a), as and when due and payable, at least until such time as a final decision is reached by the panel of arbitrators. If Good Reason for termination by the Executive is ultimately determined not to exist, then all sums paid by the Corporation to the Executive, including but not limited to the cost to the Corporation of providing the Executive such fringe benefits, from the date of such resignation to the date of the resolution of such dispute, less (z) any sums otherwise owed by the Corporation to the Executive shall be promptly repaid by the Executive to the Corporation with interest at the rate charged from time to time by the Corporation to its most substantial customers for unsecured extensions of credit.

         A failure by the Corporation to notify the Executive that a dispute exists concerning the resignation for Good Reason within thirty (30) days after any Notice of Resignation is given shall constitute a final waiver by the Corporation of its right to contest either that such resignation was for Good Reason or its obligations to the Executive under Section 8(a) hereof.

         9. RESIGNATION - TERMINATION FOR CAUSE: (a) The Corporation's Board of Directors may terminate the Executive's employment for cause at any time. "Cause" shall be defined as the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses that have no material detrimental effect on the Corporation) or final cease-and-desist order, or a material breach of any provision of this Employment Agreement.

         Notwithstanding the foregoing, the Corporation shall notify and counsel the Executive as to the nature of any instance of "cause" described above within 30 days of the Corporation's discovery of such neglect or misconduct and shall provide a reasonable probationary and cure period from the date of such notice and counseling, but this provision shall only apply to the first occurrence of any such circumstances and the Corporation in good faith may immediately terminate the Executive for such continued or additional instance of "cause" following the initial notice and counseling.

         (b) Termination of the Executive's employment by the Corporation for Cause pursuant to Section 9(a) shall be communicated by written Notice of Termination to the Executive. A "Notice of Termination" shall mean a notice which shall indicate the specific termination provision(s) in this Agreement relied upon and shall set forth with particularity the facts and circumstances claimed to provide a basis for termination of employment for Cause under the provision so indicated.

         If within thirty (30) days after any Notice of Termination is given the Executive notifies the Corporation that a dispute exists concerning the termination for Cause and that he is requesting arbitration pursuant to Section 18, the Corporation shall continue to pay the Executive his full salary and benefits as described in Sections 4 and 5, as and when due and payable, at least until such time as a final decision is reached by the panel of arbitrators. If a termination for Cause by the Corporation is challenged by the Executive and the termination is ultimately determined to be justified, then all sums paid by the Corporation to the Executive pursuant to this Section 9(b), plus the cost to the Corporation of providing the Executive such fringe benefits from the date of such termination to the date of the resolution of such dispute, shall be promptly repaid by the Executive to the Corporation with interest at the rate charged from time to time by the Corporation, to its most substantial customers for unsecured lines of credit. Should it ultimately be determined that a termination by the Corporation pursuant Section 9(a) was not justified, then the Executive shall be entitled to retain all sums paid to him pending the resolution of such dispute and he shall be entitled to receive, in addition, the payments and other benefits provided for in Section 8(a).

         A failure by the Executive to notify the Corporation that a dispute exists concerning the termination for Cause within thirty (30) days after the Notice of Termination is given shall constitute a final waiver by the Executive of his right to contest that such termination was for Cause.

         (c) In the event that Executive resigns from or otherwise voluntarily terminates his employment by the Corporation, or his employment by the Corporation's wholly owned subsidiary, The Bank of Franklin, at any time (except a termination for Good Reason pursuant to Section 8 hereof), or if the Corporation rightfully terminates the Executive's employment for Cause, this Agreement shall terminate upon the date of such resignation or termination of employment for Cause, and (subject to Section 9(b)) the Corporation thereafter shall have no obligation to make any further payments under this Agreement, provided that the Executive shall be entitled to receive any benefits, insured or otherwise, that he would otherwise be eligible to receive under any benefit plans of the Corporation or any affiliate of the Corporation.



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         10.    CHANGE OF CONTROL:  (a) At any time  within one  hundred  eighty
(180) days after a Change of Control, the Executive may resign without Good Reason and on or before the Executive's last day of employment with the Corporation (in addition to all other payments to which the Executive is entitled under this Agreement) the Corporation shall pay to the Executive a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to $200,000, provided that, at the option of the Executive, the cash amount required to be paid hereby shall be paid by the Corporation in equal monthly installments over the twelve (12) months succeeding the date of termination, payable on the first day of each such month; provided, however, if Executive dies before all payments to which he is entitled under this Section 10(a) have been made, then such payments he did not receive shall be made to his estate. If the Executive resigns for Good Reason at any time after a Change of Control, Section 8(a) shall control.

         For purposes of this Agreement, a Change of Control occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding any group of which the Executive is a member), becomes the owner or beneficial owner of Corporation securities having 20% or more of the combined voting power of the then outstanding Corporation securities that may be cast for the election of the Corporation's directors; (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these events, the persons who were directors of the Corporation before the first of such events cease to constitute a majority of the Corporation's Board, or any successor's board, within two years of the last of such transactions; (iii) the shareholders of the Corporation approve (x) a merger, consolidation or other business combination of the Corporation with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (y) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, or (iv) any other event or circumstance which is not covered by the foregoing subsections but which the Board of Directors of the Corporation determines to affect control of the Corporation and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change of Control for purposes of this Agreement. The date of a Change of Control is the date on which an event described in items (i) through (iv) above occurs.

         (b) If the Executive resigns pursuant to Section 10(a) or if his employment terminates pursuant to Section 8(a) after a Change of Control, all stock options granted to the Executive under any of the Corporation's stock option plans shall become immediately exercisable with respect to all the shares covered thereby regardless of whether such options are otherwise exercisable and Executive shall have thirty (30) days after the date of his resignation to exercise such stock options

         11. CERTAIN OBLIGATIONS - SUCCESSORS: (a) The Corporation's obligation to pay the Executive the compensation and benefits and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Except as expressly provided in Sections 8(d)
and 9(b), each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

         (b) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, or either one of them, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the compensation described in Section 8(a). As used in this Agreement, "Corporation" shall mean Atlantic Financial Corp. and any successor to its respective business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11(b) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         12. LIMITATION OF BENEFITS: If the independent accountants serving as auditors for the Corporation on the date of a Change of Control (or the Internal Revenue Service upon examination of the tax returns of the Corporation or the Executive) determine that some or all of the payments or benefits scheduled under this Agreement, as well as any other payments or benefits contingent on a Change of Control, constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the Code) and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Corporation or the imposition of an excise tax on the Executive under Section 4999 of the Code (the "Excise Tax"), then the payments scheduled under this Agreement shall be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible and subject to the Excise Tax. The Executive may designate which payments or benefits will be reduced.

         13. NOTICES: For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or five days after it is mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:       120 Gillette Court
                                    Franklin, Virginia 23851

         With a copy to:            James J. Wheaton
                                    Willcox & Savage, P.C.
                                    1800 NationsBank Center
                                    Norfolk, Virginia 23510

         If to the Corporation:     7171 George Washington Memorial Highway
                                    P.O. Box 1310, U.S. Route 17
                                    Gloucester, Virginia 23061-1310

or at such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         14. MODIFICATION - WAIVERS - APPLICABLE LAW: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and on behalf of the Corporation by such officer as may be specifically designated by the Board of Directors of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Virginia.

         15. INVALIDITY - ENFORCEABILITY: The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16. SUCCESSOR RIGHTS: This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

         17. HEADINGS: Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         18. ARBITRATION: Any dispute, controversy or claim arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Norfolk, Virginia in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The Corporation shall pay all administrative fees associated with such arbitration. Judgement may be entered on the arbitrator's award in any court having jurisdiction. Unless otherwise provided in the rules of the American Arbitration Association, the arbitrators shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys' fees and expenses of the parties, as well as the arbitrator's fees and expenses, in such proportions as the arbitrators deem just.

         19. CONFIDENTIALITY: The Executive acknowledges that the Corporation may disclose certain confidential information to the Executive during the term of this Agreement to enable him to perform his duties hereunder. The Executive hereby covenants and agrees that he will not, without the prior written consent of the Corporation, during the term of this Agreement or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of the Corporation. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, customer information, the Corporation's financial information, plans, or any other information of whatever nature in the possession or control of the Corporation which has not been published or disclosed to the general public, or which gives to the Corporation an opportunity to obtain an advantage over competitors who do not know of or use it. The Executive further agrees that if his employment hereunder is terminated for any reason, he will leave with the Corporation and will not take originals or copies of any and all records, papers, programs, computer software and documents and all matter of whatever nature which bears secret or confidential information of the Corporation.

         The foregoing paragraph shall not be applicable if and to the extent the Executive is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after the Executive and his legal counsel urge that the aforementioned confidentiality be preserved.

         The foregoing covenants will not prohibit the Executive from disclosing confidential or other information to other employees of the Corporation or any third parties to the extent that such disclosure is necessary to the performance of his duties under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                        EXECUTIVE


ATTEST: ____________________            __________________________________
                                        Wenifred O. Pearce


                                        ATLANTIC FINANCIAL CORP.


ATTEST: ____________________            By: _____________________________
                                            AUTHORIZED OFFICER